Exhibit 10.5
AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT
THIS AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT (“Amendment”) is entered into as of October 11, 2006, by and between Connetics Corporation (“Connetics”) and AmerisourceBergen Drug Corporation (“AmerisourceBergen”). Connetics and AmerisourceBergen entered into that certain Distribution Services Agreement dated September 30, 2005 (“Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement. The Parties desire to amend the Agreement as set forth below.
AGREEMENT
1.	The first sentence of Section 2.3.1 of the Agreement is hereby deleted and replaced in its entirety with the following:
2.3.1 Inventory Levels. AmerisourceBergen will use reasonable efforts during the Commitment Period to maintain an inventory level of ** based on Average Weekly Movement; provided, if at any time the inventory level of a particular SKU falls **, the Parties shall use reasonable efforts to work together to maintain the inventory level for such SKU at **.
2.	Section 2.3.2 of the Agreement is hereby deleted and replaced in its entirety with the following:
2.3.2 Purchase Limits. Connetics agrees to ship any AmerisourceBergen purchase order in full provided the purchase order is consistent with the inventory level set forth above in Section 2.3.1. Connetics has the right to question any purchase order that exceeds AmerisourceBergen’s Average Weekly Movement by ** or that is not consistent with the inventory level set forth above in Section 2.3.1. Connetics has the right to cancel any quantities for which AmerisourceBergen is not able to provide reasonable justifications and/or explanations.
3.	A new Section 2.3.3 is hereby added to the Agreement as follows:
2.3.3 Weekly Purchasing. During the Commitment Period, AmerisourceBergen will use its reasonable efforts to purchase Product weekly from Connetics based on the inventory level set forth above in Section 2.3.1. AmerisourceBergen shall not intentionally manipulate the inventory level set forth above through AmerisourceBergen’s return of Product to Connetics.
4.	The remaining provisions of the Agreement shall continue in full force and effect as though fully set forth in this Amendment. Any conflict between the provisions of this Amendment and the Agreement shall be resolved in favor of this Amendment.
The Parties have duly executed this Amendment as of the day first written above.

AMERISOURCEBERGEN DRUG CORPORATION		CONNETICS CORPORATION

By:	/s/ Anthony T. Jackson	By:	/s/ Greg Vontz

Name:	Anthony T. Jackson	Name:	Greg Vontz
Title:	V.P. Brand RX	Title:	President & COO
**	Portions of this exhibit have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.